EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122183 and No. 333-27271) of our report dated April 15, 2008 relating to the consolidated financial statements of Nestor, Inc. which is incorporated by reference in such Registration Statement and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in such Registration Statement.

/s/ Carlin, Charron & Rosen, LLP

Carlin, Charron & Rosen, LLP
Providence, Rhode Island
April 15, 2008